Exhibit 10.2

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and entered into as of November 4, 2022 by the undersigned with respect to that certain Letter Agreement, dated November 17, 2021 (the “Letter Agreement”), delivered by bleuacacia sponsor LLC and the executive officers, directors and senior advisors of bleuacacia ltd (the “Company”) to the Company. Capitalized terms used herein without definition are used as defined in the Letter Agreement.

By executing this Joinder Agreement, the undersigned hereby agrees, as of the date first set forth above, that the undersigned shall become a party to the Letter Agreement and shall be bound by, and entitled to the rights provided under, the terms and provisions of the Letter Agreement as an Insider (as applicable and as defined therein).

This Joinder Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Joinder Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written above.

By:	/s/ Kat Peeler
Name: Kat Peeler

Acknowledged and Agreed: bleuacacia ltd
By:	/s/ Thomas Northover
Name: Thomas Northover
Title: Executive Director

[Signature Page to Joinder to Letter Agreement]